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                                                                   EXHIBIT 10.27



                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of June 1, 1996, between AMERICAN COIN MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC. (hereinafter called "Employer") and ABBE M. STUTSMAN (hereinafter called "Employee").


         1. Introduction. Employer desires to retain the services and employment of Employee, and Employee desires to secure or retain employment from Employer, upon the terms and conditions set forth herein. Therefore, in consideration of the mutual covenants and agreements contained herein, the parties to this Agreement do hereby agree as follows.

         2. Term. Employer hereby employs Employee to render services to Employer as Vice President of Purchasing and Product Development from the date of this Agreement through and including December 31, 1998.

         3. Services. Employee hereby accepts employment under this Agreement and agrees to devote one hundred percent (100%) of his full time and attention to the business and affairs of Employer, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of Employer. Employer shall retain full direction and control of the means and methods by which Employee performs the services for which he is employed.

         4. Compensation. On the date of this Agreement, Employee is receiving a salary of $110,000.00 per year, payable at the intervals regularly established for payment of salaries by Employer. Such salary may be increased from time to time by determination of the Employer's Compensation Committee after consultation with the Employer's Chief Executive Officer. It is anticipated that regular increases will be provided upon the Employer meeting projections for performance and that annual bonuses will be available for exceeding such projections; provided, however, that Employer shall have no obligation to pay any bonuses for the year in which Employee's employment is terminated.

         5.      Benefits.

                 (a) During the period of employment under this Agreement, Employee shall be entitled to receive all other benefits of employment generally available to other employees in executive positions with Employer when and as said Employee becomes eligible for those benefits, in accordance with the general policy of Employer, including but not limited to, sick leave, paid holidays, life insurance, health insurance, 401k plan, 125 cafeteria package and participation in any employee stock option or stock purchase plans.

                 (b)      Employee shall be entitled to four weeks vacation
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during each calendar year of employment.  Employee shall accrue days of paid vacation in accordance with Employer's policy on vacation, as that policy is applied to other employees who hold similar positions and who have been employed by Employer as long as Employee. Employee shall take all such accrued vacation days at times which shall not interfere with the normal business operations of Employer.

                 (c) Employer will purchase a motor vehicle as mutually agreed for use by Employee. If Employee should leave employment of Employer for any reason, Employee shall have the option to purchase the motor vehicle or to return the vehicle to Employer.

                 (d) Employee shall be reimbursed by Employer for reasonable travel and other business expenses incurred by Employee in the performance of his duties under this Agreement, in accordance with the general policy of Employer.

         6. Employer's Authority. Employee agrees to observe and comply with the rules and regulations of Employer as adopted by Employer's Board of Directors either orally or in writing, respecting performance of Employee's duties and to carry out and perform orders, directions, and policies stated by Employer to Employee, from time to time, either orally or in writing; provided, however, that Employee shall only be obligated to comply with legal and ethical rules, regulations, orders, directions and policies of Employer.

         7.      Confidential Information and Noncompetition.

                 (a) Employee realizes that during this Agreement, Employee will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of Employer, and other information of a confidential nature (collectively, "Confidential Information").

                 (b) Both during the term of this Agreement and subsequent to its termination, Employee agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except to the extent necessary to carry out Employee's responsibilities as directed or authorized by Employer and, after termination of Employee's employment hereunder, as specifically authorized in writing by Employer.

                 (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to Employer's business that Employee shall prepare, or use, or come into contact with in the course of his executing his duties under this Agreement, shall be and remain the sole property of Employer and shall not be





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removed from Employer's premises except as necessary to carry out Employee's responsibilities as directed and authorized by Employer; and the same shall be returned promptly to Employer upon termination of Employee's employment relationship with Employer or upon Employer's request.

                 (d) Employee agrees that he possesses or will possess knowledge, skills and reputation in the industry in which Employer operates which are of material importance to Employer, and which are special, unique and extraordinary. Employee acknowledges that the loss of his services, or the use of his services by a competitor, may cause irreparable harm to Employer. Therefore, for a three (3) year period following termination of employment for any reason, with or without cause, Employee, individually and personally, shall not do any of the following:

                 (i) Canvass, solicit, or accept any business in the Industry from any present or past customer of Employer or any related company, if the customer is located in the United States (the "Territory").

                 (ii) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the amusement vending machine business or industry (the "Industry") from any past or present customers of Employer or of any related company, if the customer is located within the Territory.

                 (iii) Directly or indirectly request or advise any past or present customer of Employer, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

                 (iv) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of Employer, and are confidential and proprietary and constitute trade secrets of Employer within the meaning of C.R.S. Section 8- 2-113(2)(b) and C.R.S.
         Section  7-74-102(4).

                 (v) Suggest, solicit, or encourage any employee of Employer or any related company to leave employment; or disparage Employer or any related company or their conditions of employment; or disclose to any other person, entity, partnership, or corporation the names of employees of Employer.

                 (vi) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding





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         ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by Employer or any related company, and which business is in the Industry and in the Territory.

                 (vii) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by Employer or any related company, and which business is in the Industry and in the Territory.

                 (viii) Compete in any manner with any business which is conducted at any time during the term of this Agreement by Employer or any related company, and which business is in the Industry and in the Territory.

                 (e) The rights and obligations of this Section 7 shall survive any expiration or termination of this Agreement.

         8.      Termination of Employment.

                 (a) Notwithstanding anything herein to the contrary, Employer may, without liability, terminate Employee's employment hereunder for cause at any time and without notice, and thereafter Employer's obligations hereunder shall cease and terminate. Termination of Employee's employment hereunder shall be deemed to be for "cause" if such termination is because of any act, or failure to act, by Employee which is (i) in bad faith and to the detriment of Employer, (ii) a breach by Employee of any term of this Agreement, which breach continues for a period of ten (10) days after Employee receives written notice of such breach from the Board of Directors of Employer, (iii) not in accordance with his obligations under this Agreement as amounts to an intentional, extended, or gross neglect of his respective duties to Employer,
(iv) the result of such prolonged or continued use of alcohol or narcotics as to leave Employee unable or unwilling to fulfill his respective duties, (v) an act of fraud or embezzlement against Employer by Employee, or (vi) results in his conviction for commission of a crime involving moral turpitude.

                 (b) Notwithstanding anything herein to the contrary, Employer may terminate Employee's employment hereunder at any time without cause, with sixty (60) days notice. Such termination shall be without liability and thereafter Employer's obligations hereunder shall cease and terminate, except that Employer shall continue to pay Employee's salary, less applicable taxes and other required withholdings, for a period of twelve months after such termination.

                 (c) If (i) Employee's employment is terminated without cause, Employee's responsibilities are materially reduced without





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consent, or Employee's duties require a move outside the Boulder, Colorado area, and (ii) such event occurs within one year after a sale of the business or assets of Employer, a merger in which Employer is not the surviving corporation, or any other transaction in which the management or shareholder control of the Employer is changed or materially modified, Employee's salary, less applicable taxes and other required withholdings, shall continue for the remaining term of this Agreement.

         9. Death or Permanent Disability of Employee. In the event of the death or permanent disability of Employee (which renders him unable to satisfactorily perform his employment with Employer) during the period of employment under this Agreement, an amount equal to twelve months salary payable hereunder shall be paid to Employee, Employee's surviving spouse, or if there is no spouse surviving, then to Employee's estate. Thereafter Employer's obligations hereunder shall cease and terminate.

         10. Assignment. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Employee's rights hereunder be subject to any encumbrance or claim of Employee's creditors. Nothing in this Agreement shall prevent the consolidation of Employer with, or its merger into, any other corporation, or the sale by Employer of all or substantially all of its properties or assets, or the assignment by Employer of this Agreement and the performance of its obligations hereunder to any affiliated company; and this Agreement shall, subject to the provisions of this paragraph, inure to the benefit of, and be enforceable by, any corporate successor to or assignee of, Employer.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the employment of Employee by Employer and the provisions herein shall be regarded as divisible and so far as they are covenants not to compete shall be operative to the extent both as to time and area covered that they may be made so applicable, and if any of said provisions or any part thereof are declared invalid or unenforceable, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

         12. Governing Law and Enforcement. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado. This Agreement may be enforced in any court of competent jurisdiction in Colorado and the prevailing party, if any, shall be entitled to recover its reasonable attorneys' fees and expenses in addition to any other damages.

         13. Non-Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement required to be performed by such other party, will in no





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way affect the right of the such party to require such performance at any time thereafter. The waiver by either party of a breach by the other party of any provision of this Agreement shall in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         14. Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any of the noncompetition covenants of this Agreement or of any of the covenants respecting Confidential Information, or of any of the provisions concerning restrictions on the rights and interest in the in Employer, the damage or imminent damage to the value and the goodwill of Employer's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Employer shall be entitled to injunctive relief against Employee in the event of any breach or threatened breach of any of such provisions by Employee, in addition to any other relief (including damages) available to Employer under this Agreement or under law.

         15. Gender, Number, and Tense. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine; singular number includes the plural and the plural number includes the singular; and the past tense includes the present and the present tense includes the past.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EMPLOYER:                                AMERICAN COIN MERCHANDISING, INC.,
                                         d/b/a SUGARLOAF CREATIONS, INC.



                                         By    /s/ Jerome M. Lapin
                                               ----------------------------
                                         Its   President & CEO
                                               ----------------------------


EMPLOYEE:                                /s/ Abbe M. Stutsman
                                         ----------------------------------
                                         ABBE M. STUTSMAN

                                         Address:5696 College Pl.
                                                 --------------------------
                                                      Boulder CO, 80303
                                                      ---------------------




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